CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated July 30, 1999, appearing in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 1999.


/s/ S.R. Snodgrass, A.C.
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S.R. Snodgrass, A.C.

Wexford, PA
September 17, 1999